UNITED STATES
			      SECURITIES AND EXCHANGE COMMISSION
				     Washington, D.C.  20549

						Form 8-K

					   CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

	 Date of Report (Date of earliest event reported): September 15, 2003

					  LINCOLN LOGS LTD.
	  (Exact name of small business issuer as specified in its charter)

New York					  0-12172			 	   14-1589242
(State or other jurisdiction	(Commission File Number)	   (I.R.S. Employer
 of incorporation)							Identification No.)

		    5 Riverside Drive, Chestertown, New York  12817
			  (Address of principal executive offices)

					   (518) 494-5500
				  (Issuer's telephone number)

Neither name, address nor fiscal year has changed since last report
(Former name, former address, and former fiscal year, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

(a) On August 29, 2003, Lincoln Logs Ltd., a New York corporation (the "Company"), through its wholly-owned subsidiary, completed the acquisition of all of the outstanding stock of Hart & Son Industries Ltd. ("Hart"), and True-Craft Log Structures, Ltd., ("True Craft"), two privately-held, affiliated companies. Both Hart and True-Craft are companies organized under the laws of British Columbia, Canada. The stock acquisition was effected pursuant to a Stock Purchase Agreement, dated June 27, 2003, (the "Stock Purchase Agreement") by and among, the Company, Lincoln Logs Canada Ltd., a wholly-owned subsidiary of the Company incorporated in British Columbia, Canada (the "Buyer"), True-Craft, Hart, and the shareholders of Hart and True-Craft referenced therein (the "Shareholders"). The Company, through Buyer, purchased all of the outstanding shares of Hart and True Craft from the Shareholders for consideration of approximately Cdn$2,865,000, subject to adjustments contained in the Stock Purchase Agreement. The consideration paid by Buyer to the Shareholders consists of the following: cash payment, promissory notes by the Buyer to the Shareholders, and common shares of the Company conveyed to select Shareholders.

The Stock Purchase Agreement and the purchase price referenced therein was negotiated at arm's length between representatives of Buyer and the Company and representatives of the Shareholders. Except for the transactions described in the Stock Purchase Agreement, there is no material relationship between the Company, True Craft and/or Hart, their respective directors, officers, affiliates, or associates thereof.

The source of funds is from general corporate funds and unregistered shares of the Company's common stock.

(b) The primary business of True-Craft and Hart is the designing, manufacturing and marketing of a line of log and panelized homes targeted for purchase and assembly by custom builders and "do-it-yourself" consumers. Any plant assets, equipment or other physical property acquired as part of this transaction will continue to be used for those purposes.

A copy of the Stock Purchase Agreement is attached hereto as Exhibits 2.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a) Audited financial statements of the acquired businesses covering the 5 month period ended August 31, 2003, will be filed by amendment to this Form 8-K no later than 60 days after the date that the initial report on Form 8-K must be filed.

(b) The pro forma financial information required by this item will be filed by amendment to this Form 8-K no later than 60 days after the date that the initial report Form 8-K must be filed.

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

(c)  Exhibits.  The following documents are filed as exhibits to this report:

Exhibits No.	Description of Exhibit

2.1			Stock Purchase Agreement, dated as of June 27, 2003, by and
			among Lincoln Logs Ltd., 666764 B.C. Ltd., True-Craft Log
			Structures Ltd., Hart & Son Industries, Ltd., Robert Gordon
			Hart, Judith A. Hart, Matthew Joseph Mellof and Shelley L.
			Mellof

Exhibit 2.1

					STOCK PURCHASE AGREEMENT



						  BETWEEN



					   LINCOLN LOGS, LTD.

					    666764 B.C. LTD.

				   TRUE-CRAFT LOG STRUCTURES LTD.

				     HART & SON INDUSTRIES LTD.

					   ROBERT GORDON HART

					    JUDITH ANNE HART

					  MATTHEW JOSEPH MELLOF

						     AND

					    SHELLEY L. MELLOF





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TABLE OF CONTENTS

STOCK PURCHASE AGREEMENT								1
TABLE OF CONTENTS										i
1.	Purchase and Sale of the Shares						1
1.1.	Purchase and Sale of the Shares						1
1.2.	Further Assurances								1
1.3.	Purchase Price for the Shares							1
1.4.	Excluded Liabilities								3
1.5.	Purchase Price Adjustment							4
1.6.	Stockholders' Representative							5
1.7.	Closing										6
2.	Representations of the Stockholders regarding the Shares		6
2.1.	Title											6
2.2.	Conveyance										6
2.3.	Authority										7
2.4.	Residence of Stockholders
					7
2.in Parent Shares							7
3.	Representations of the Companies and the Stockholders regarding
	 the Companies									7
3.1.	Organization									7
3.2.	Capitalization									8
3.3.	Authorization									8
3.4.	Ownership of the Companies' Assets						9
3.5.	Assets Complete									9
3.6.	Financial Statements								9
3.7.	Inventory										9
3.8.	Absence of Undisclosed Liabilities						10
3.9.	Litigation										10
3.10.	Insurance										10
3.11.	Intangible Property								10
3.12.	Fixed Assets									11
3.13.	Leases										11
3.14.	Accounts Receivable								12
3.15.	Tax Matters										12
3.16.	Books and Records									12
3.17.	Contracts and Commitments							13
3.18.	Compliance with Agreements and Laws						14
3.19.	Employee Relations								15
3.20.	Employee Benefit Plans								15
3.21.	Indebtedness to and from Officers, Directors and Shareholders	16
3.22.	Powers of Attorney and Suretyships						16
3.23.	Customers										17
3.24.	Suppliers										17
3.25.	Real Property									17
3.26.	Environmental Matters								17
3.27.	Warranty and Product Liability Claims					19

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3.28.	Prepayments and Deposits							19
3.29.	Bank Accounts and Facilities							19
3.30.	Accounts Payable									19
3.31.	Disclosure										19
4.	Representations of the Buyer and the Parent				19
4.1.	Organization and Authority							19
4.2.	Authorization									20
5.	Access to Information; Public Announcements				20
5.1.	Access to Management, Properties and Records				20
5.2.	Confidentiality									21
5.3.	Public Announcements								21
6.	Pre-Closing Covenants of the Companies and the Stockholders		21
6.1.	Conduct of Business								21
6.2.	Absence of Material Changes							21
6.3.	Continued Truth of Representations and Warranties			22
6.4.	Reports, Taxes									22
6.5.	Communications with Customers and Suppliers				22
7.	Best Efforts to Obtain Satisfaction of Conditions			22
8.	Conditions to Obligations of the Buyer and the Parent			22
8.1.	Continued Truth of Representations and Warranties of each of the
	 Companies and the Stockholders; Compliance with Covenants and
	 Obligations									23
8.2.	Corporate Proceedings								23
8.3.	Governmental Approvals								23
8.4.	Consent of Third Parties							23
8.5.	Adverse Proceedings								23
8.6.	Opinion of Counsel								23
8.7.	Due Diligence									23
8.8.	Update										24
8.9.	Material Adverse Change								24
8.10.	Lease Agreements									24
8.11.	Financing Arrangements								24
8.12.	Employment Agreements								24
8.13.	Trademark Assignment								24
8.14.	Assumption of Excluded Liabilities						25
8.15.	Product Agreement									25
8.16.	Closing Deliveries								25
9.	Conditions to Obligations of the Stockholders				26
9.1.	Continued Truth of Representations and Warranties of the Buyer
	 and the Parent; Compliance with Covenants and Obligations		26
9.2.	Company Proceedings								26
9.3.	Governmental Approvals								26
9.4.	Consents of Third Parties							26
9.5.	Adverse Proceedings								27
9.6.	Opinion of Counsel								27
9.7.	Line of Credit and Guaranties							27
9.8.	Closing Deliveries								27
10.	Indemnification									28

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10.1.	By the Stockholders								28
10.2.	By the Buyer and the Parent							28
10.3.	Claims for Indemnification							29
10.4.	Defense by the Indemnifying Party						29
10.5.	Payment of Indemnification Obligation					30
10.6.	Survival of Representations; Claims for Indemnification		31
10.7.	Limitation on Indemnification Obligations					31
11.	Post-Closing Agreements								31
11.1.	Proprietary Information								31
11.2.	Limitation on Use of Name							31
11.3.	Non-Competition Agreement							31
11.4.	Cooperation of the Stockholders						32
12.	Termination of Agreement; Option to Proceed; Damages			32
12.1.	Termination by Lapse of Time							32
12.2.	Termination by Agreement of the Parties					33
12.3.	Termination by Reason of Breach						33
12.4.	Available Remedies; Liquidated Damages					33
12.5.	Escrow Agent									33
13.	Dispute Resolution								34
13.1.	General										34
13.2.	Consent of the Parties								34
13.3.	Arbitration										35
14.	Brokers										35
14.1.	For the Companies and the Stockholders					36
14.2.	For the Buyer and the Parent							36
15.	Notices										36
16.	Successors and Assigns								37
17.	Entire Agreement; Amendments; Attachments					37
18.	Severability									37
19.	Expenses										37
20.	Legal Fees										38
21.	Governing Law									38
22.	Section Headings									38
23.	Counterparts									38

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

	STOCK PURCHASE AGREEMENT

	This Stock Purchase Agreement (the "Agreement") is made as of the 27th day of June, 2003 by and among Lincoln Logs, Ltd., a New York corporation (the "Parent"), and 666764 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of Parent (the "Buyer"), on the one hand, and True-Craft Structures Ltd., a British Columbia company ("True-Craft"), Hart & Son
Industries, Ltd., a British Columbia company ("Hart & Son" and together with True-Craft, the "Companies"), Robert Gordon Hart ("Gordon Hart"), Judith A.
Hart, Matthew Joseph Mellof ("Joe Mellof") and Shelley L. Mellof (each a "Stockholder" and together the "Stockholders"), on the other hand.

	WHEREAS, (the "Stockholders") own all of the issued and outstanding shares of capital stock in the Companies (the "Shares") and desire to sell such Shares for the consideration set forth below, subject to the terms and conditions of this Agreement;

	WHEREAS, the Buyer desires to purchase such Shares, subject to the terms and conditions of this Agreement;

	NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Purchase and Sale of the Shares.

1.1.	Purchase and Sale of the Shares.  Subject to and upon the terms and conditions of this Agreement, at the Closing (as defined in Section 1.7), each Stockholder will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase, acquire, accept and pay for, all the Shares owned by such Stockholder, as set forth opposite such Stockholder's name on Schedule I attached hereto. At the Closing, each Stockholder will deliver to the Buyer certificates evidencing the Shares owned by such Stockholder duly endorsed in blank or with stock powers duly executed by such Stockholder in blank.

1.2.	Further Assurances.  At any time and from time to time after the Closing, at the Buyer's request and without further consideration, each of the Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Shares owned by such Stockholder and to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

1.3.	Purchase Price for the Shares.  The aggregate purchase price to be paid by the Buyer for the Shares shall be the sum of Canadian Two Million Eight Hundred Sixty Five Thousand Dollars (Cdn$2,865,000) (the "Purchase Price"), to be delivered by the Buyer to the Stockholders' Representative on behalf of the Stockholders as set forth below. The Purchase Price shall be payable at the Closing upon receipt of certificates evidencing the Shares by the Buyer and shall be subject to adjustment as set forth in Section 1.5 below. The Purchase

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

Price shall consist of the Cash Payment, the Deposit, the Parent Shares and the Notes and shall be allocated so that Canadian Eight Hundred Sixty Five Thousand Dollars (Cdn$865,000) is allocated to the purchase of Shares in True-Craft from the Harts, Canadian One Million Dollars (Cdn$1,000,000) is allocated to the purchase of Shares in Hart & Son from the Harts and Canadian One Million Dollars (Cdn$1,000,000) is allocated to the purchase of Shares in Hart & Son from the Mellofs.

			(a)	Cash Payment.  The aggregate sum of Canadian Seven
Hundred Fifteen Thousand Dollars (Cdn$715,000) shall be payable in cash by the Buyer in two installments (collectively, the "Cash Payment"). The Parent has previously delivered to Epstein Becker & Green, P.C., as escrow agent (the
"Escrow Agent"), the sum of Canadian One Hundred Thousand Dollars (Cdn$100,000) as a good faith deposit (the "Deposit") to be held in escrow pursuant to the provisions of Section 12. At the Closing, the Deposit and the balance of the Cash Payment (i.e., Cdn$615,000) shall be delivered by the Escrow Agent and the Buyer, respectively, to the Stockholders' Representative by cashier's or certified check or by wire transfer of immediately available funds to an account designated by the Stockholders' Representative. Of the aggregate Cash Payment, Canadian Six Hundred Fifteen Thousand Dollars (Cdn$615,000) is allocated as partial payment to Gordon and Judith Hart for their Shares in True-Craft and Canadian One Hundred Thousand Dollars (Cdn$100,000) is allocated as partial payment to Joe and Shelley Mellof for their Shares in Hart & Son; provided, however, that such partial payment to Joe and Shelley Mellof must be utilized to repay all indebtedness owed by them in connection with their ownership of Shares in Hart & Son simultaneously with the Closing.

			(b)	Promissory Notes.  At the Closing, the Buyer shall
deliver to the Stockholders' Representative for further distribution to the Stockholders as appropriate(1) a seven year promissory note in the principal amount of Canadian One Million Two Hundred Fifty Thousand Five Hundred Dollars (Cdn$1,250,000) payable to Gordon Hart and Judith Hart, jointly, in substantially the form attached hereto as Exhibit A (the "Hart Note") and (2) a five year promissory note in the principal amount of Canadian Four Hundred Thousand Dollars (Cdn$400,000) payable to Joe Mellof and Shelley Mellof, jointly, in substantially the form attached hereto as Exhibit B (the "Mellof
Note" and together with the Hart Note, the "Notes"). Payment of amounts due under the Notes shall be subject to the provisions of Section 1.3(d) below and shall be secured pursuant to the terms of the Mortgages referred to in Section
8.16 herein.

			(c)	Parent Shares.  At the Closing, the Buyer shall deliver
to each of Joe Mellof and Shelley Mellof a stock certificate, each representing
One Hundred Forty Three Thousand Seven Hundred Fifty (143,750) shares of the
Parent's Common Stock, registered in the names of Joe Mellof and Shelley Mellof respectively (collectively, the "Parent Shares"), which Parent Shares represent the balance of the Purchase Price.

			(d)	Advances.  Commencing on March 1, 2003 and on the first
day of April, May, June, July and August of 2003, the Parent shall pay, or shall have paid, to (i) Gordon and Judy Hart an amount equal to Canadian Fourteen
Thousand Eight Hundred Eighty Dollars and Ninety Five Cents (Cdn$14,880.95) and
(ii) Joe and Shelley Mellof an amount equal to Canadian Six Thousand Six Hundred
Sixty Six Dollars and Sixty Seven Cents (Cdn$6,666.67), each of which payments represents an advance of the payments due under the Hart Notes or the Mellof
Notes, as applicable (collectively, the "Advances").  The obligation of Parent to make such Advances shall terminate upon the earlier of the Closing or the termination of this Agreement pursuant to Section 12.  From and after the

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Closing, all amounts paid as Advances by the Parent shall be credited against the first payments due under the Hart Notes and the Mellof Notes, as applicable. In the event the Closing does not occur, the Advances shall be repaid by the Sellers to the Parent within three (3) business days after written notice of termination of the Agreement, if such notice is sent by the Parent or the Buyer, or such Advances shall be repaid to the Parent simultaneously with the written notice of termination of the Agreement, if such notice is sent by the Stockholders' Representative, the Companies or the Sellers as set forth in
Section 12.

			(e)	Further Consideration.  Robert Hart and Judith Hart
shall, during the term of the Hart Notes be entitled to purchase, at cost, any of the products offered for sale by the Companies as of the date hereof pursuant to the terms of the Product Agreement set forth in Section 8.16 herein.
Additionally, the Companies shall pay, immediately prior to the Closing, the aggregate sum of Canadian One Hundred Thirty Five Thousand Dollars
(Cdn$135,000), split evenly among Robert and Judith Hart, as a retirement allowance (the "Retirement Allowance").  The Parent and/or the Buyer shall, immediately prior to the Closing, advance to Hart & Sons the Retirement
Allowance for payment hereunder, which Retirement Allowance shall be in addition to the Purchase Price.

1.4.	Excluded Liabilities.  Notwithstanding the purchase by the Buyer of the
Shares hereunder, the Buyer shall not at the Closing assume nor shall the Buyer, Parent or the Companies agree to perform, pay or discharge from and after the Closing, and the Stockholders shall assume and be unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, known or unknown, of the Companies or the Stockholders, as the case may be, related to
(i) any inter-company payables, inter-company loans, other inter-company indebtedness or inter-company receivables of the Companies; (ii) any accrued or deferred income taxes of either of the Companies; (iii) brokers or other third parties acting on behalf of either of the Companies or the Stockholders in connection with the sale of the Shares; (iv) any contingent liability of either of the Companies whether or not such liabilities are known or can be established as of the Closing Date, including, without limitation, any contingent liabilities arising out of, related to or in connection with any litigation involving either of the Companies, (v) any product or warranty claims arising out of, related to or in connection with the sale of goods or services on or prior to the Closing Date, (vi) any claim arising from, relating to or made in connection with employment or consulting relationships existing prior to the Closing Date, or (vii) any claim arising from, relating to or made in connection with any Environmental Law (defined in Section 3.26 below) based on any event, action or inaction by the Companies and/or its Stockholders on or prior to the Closing Date (collectively, the "Excluded Liabilities"). The Stockholders acknowledge and agree that all Excluded Liabilities of the Companies shall be discharged by the Stockholders prior to the Closing Date, and evidence of such discharge, in a form reasonably satisfactory to the Buyer, shall be delivered to the Buyer at the Closing. The Stockholders further agree to indemnify and hold harmless the Buyer and the Parent (and the Companies after the Closing) for any losses, damage, claims, liabilities, obligations or encumbrances related to or arising out of the Excluded Liabilities. Notwithstanding the foregoing, the Buyer acknowledges and agrees that it shall assume, as of the Closing, the liabilities and obligations related to that certain loan incurred by Hart & Son in its prior acquisition of a planer in an amount not to exceed Canadian Thirty Thousand Dollars (Cdn$30,000) and that certain loan incurred by the Companies in connection with the real estate owned by Legacy Windows and Doors Ltd., a sister company of the Companies owned by the Stockholders ("Legacy"), and to be leased to the Buyer pursuant to Section 8.10 below, in an amount not to exceed Canadian

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Thirty Thousand Dollars (Cdn$30,000).  All inter-company receivables shall be paid in full at or prior to the Closing.

1.5.	Purchase Price Adjustment.  The Purchase Price set forth in Section 1.3 above shall be subject to adjustment as follows:

			(a)	At the Closing, the Companies shall deliver to the Buyer
a balance sheet and related asset schedule itemizing all assets of the Companies
(together, the "Closing Balance Sheet"), together with a calculation of the combined Companies' Minimum Asset Value (as defined below), all as of the close of business on the business day immediately prior to the Closing Date (the
"Determination Time") (such Minimum Asset Value, the "Closing MAV Number").  The
Closing Balance Sheet and related asset schedule shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied in a manner consistent with the Companies' past practices and in accordance with clause (f)
below.  If the Closing Balance Sheet shows that the Closing MAV Number is less than Cdn$1,500,000, the Purchase Price shall be decreased by an amount equal to
Cdn$1,500,000 minus the Closing MAV Number (the "Deficient Amount").  The
Deficient Amount, if any, shall be deducted on a dollar-for-dollar basis from the principal amount of and prorated among the Notes delivered by the Buyer at the Closing in accordance with Section 1.3 above; provided, however, that no such deduction shall be made to the Notes if the Deficient Amount is equal to or less than Cdn$20,000.

			(b)	Immediately after the Closing, the Buyer may retain, at
its option and its own expense, an independent public accountant (the "Buyer
Accountant") to audit the Closing Balance Sheet and determine the Companies' MAV
Number as of the Determination Time (such Buyer Accountant's MAV determination, the "Buyer MAV Number").  In connection with calculating the Buyer MAV Number, the Buyer Accountant shall prepare a closing balance sheet (the "Buyer Closing
Statement"), which shall be prepared in accordance with GAAP applied in a manner consistent with the Companies' past practices and in accordance with clause (f)
below.  If the Buyer elects to retain a Buyer Accountant, the Buyer shall require that the Buyer Accountant deliver the Buyer Closing Statement, together with the calculation of the Buyer MAV Number, to the Buyer not later than sixty
(60) days after the Closing Date, with simultaneous overnight delivery to the
Stockholders' Representative.

			(c)	If the Stockholders' Representative disagrees with the
Buyer Closing Statement, the Stockholders' Representative shall notify the
Buyer in writing (the "Dispute Notice") of the amount, nature and basis of such dispute, within fifteen (15) business days after the Stockholders'
Representative's receipt of the Buyer Closing Statement.  In the event of such a dispute, the parties shall first use their best efforts to resolve such dispute among themselves.  If the parties are unable to resolve the dispute within fifteen (15) business days after delivery of the Dispute Notice, the disputing party shall be entitled to submit this matter to Lemieux Deck Miller
& Bond, Chartered Accountants, in Langley, British Columbia (the "Dispute
Auditor") for final resolution.  The Dispute Auditor shall be required to resolve the dispute by calculating the combined MAV of the Companies as of the
Determination Time, which shall be calculated in accordance with GAAP applied in a manner consistent with the Companies' past practices and in accordance with the definitions set forth in clause (f) below (such calculation, the "Final MAV
Number").  The Dispute Auditor shall determine the Final MAV Number within thirty days after the submission of the dispute and such Final MAV Number shall

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be binding on the parties.  The costs of the Dispute Auditor shall be shared equally by the Buyer and the Stockholders; provided that if the Dispute Auditor finds that the Final MAV Number is within Cdn$20,000 of the Closing MAV Number, the Buyer shall be required to pay the full cost of the Dispute Auditor.

			(d)	If the Stockholders' Representative does not dispute the
Buyer Closing Statement and no Dispute Notice is given in such fifteen day period the Buyer MAV Number shall be deemed to be the Final MAV Number for purposes of clause (e) below.  If the Final MAV Number is less than the Closing
MAV Number, the principal amount of the Notes shall be reduced on a dollar-for-
dollar basis in an amount equal to the Closing MAV Number minus the Final MAV
Number (the "Final Adjustment Amount").

			(e)	Immediately upon expiration of the fifteen business day
period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of the dispute, if any, pursuant to clause (c)
above, the Stockholders' Representative shall surrender to the Buyer the Notes delivered at the Closing if the Final Adjustment Amount is a positive number as calculated pursuant to clause (d) above.  The Buyer shall cancel such Notes and reissue such promissory notes in the same form but with the principal amount reduced by the Final Adjustment Amount as set forth in clause (d) above.  The
Buyer shall deliver the new Notes to the Stockholders' Representative within five (5) business days after it is first surrendered to the Buyer and, thereafter, such new notes shall be the "Notes" for all purposes of this
Agreement.

			(f)	For purposes of this Section 1.5, Minimum Asset Value
shall mean the sum of the replacement cost for all of the assets of both
Companies set forth on the asset schedule delivered as part of the Closing
Balance Sheet, which assets shall include, at a minimum, the assets set forth in the appraisal completed by Universal Appraisals in 2002 and which assets are deemed to be Schedule 1.5.

1.6.	Stockholders' Representative. By execution of this Agreement, each of the
Stockholders hereby appoints Gordon Hart to act as his or her agent, representative and attorney-in-fact for all purposes and with respect to all matters arising under this Agreement (the "Stockholders' Representative"). The powers and authority of the Stockholders' Representative shall include, but not be limited to, the power and authority to (a) give and accept notices as provided hereunder, (b) accept the Purchase Price and any other deliveries at the Closing on behalf of the Stockholders for further distribution to the Stockholders, (c) settle or compromise any disputes arising out of the Closing Balance Sheet and/or the Buyer Closing Statement, (d) bring, settle, compromise or pursue any indemnification claims pursuant to Section 10, (e) bring, settle, compromise or pursue any arbitration claims or other disputes pursuant to
Section 13, (f) execute and deliver any documents necessary or advisable to facilitate the Closing and (g) take any actions otherwise necessary or desirable to carry out the purposes and intent of this Agreement. It is hereby agreed that delivery of any document, notice or other instrument set forth herein from the Buyer or the Parent to the Stockholders' Representative shall be deemed delivery of such document, notice or other instrument to any or all of the Stockholders. The Stockholders' Representative shall be entitled to rely on any communication or document that he believes to be genuine. Neither the Stockholders' Representative nor any of the Companies' employees, attorneys and other agents shall be liable to any Stockholder for any action or omission on their respective parts except for gross negligence or willful misconduct. In his capacity as a Stockholders' Representative, Gordon Hart will be acting for

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the convenience of the Stockholders, without compensation, and, in such capacity, he shall have no duties or liabilities beyond those expressly assumed by him in this Agreement. As the Stockholders' Representative, Mr. Hart shall not be required to make any inquiry or investigation concerning any matter other than those expressly contemplated hereunder, nor shall he, in such capacity, be deemed to have made any representation or warranty of any kind to any person. The Stockholders' Representative shall be indemnified against any liabilities resulting from his role as Stockholders' Representative by the Stockholders, except to the extent caused by or arising out of the Stockholders' Representative's gross negligence or willful misconduct. In the event of the death, resignation or incapacity of Mr. Hart, Joe Mellof shall serve as a successor stockholders' representative and he shall have all of the rights, powers and duties of the Stockholders' Representative set out herein.

1.7.	Closing.  The closing of the transactions contemplated by this Agreement
(the "Closing") shall take place at the offices of Epstein Becker & Green, P.C., 111 Huntington Avenue, Boston, Massachusetts 02199 at 10:00 a.m., Boston Time, on June 30, 2003 (the "Closing Date") or at such other place, time or date as may be mutually agreed upon in writing by the parties, but in no event later than the Termination Date set forth in Section 12.1. The transfer of the Shares to the Buyer shall be deemed to occur at 10:01 a.m., Boston time, on the Closing Date.

2.	Representations of the Stockholders regarding the Shares.
	Each Stockholder, jointly and severally, represents and warrants to the Buyer and the Parent as follows:

2.1.	Title.  Each Stockholder has good and marketable title to the Shares which are to be transferred to the Buyer by such Stockholder pursuant hereto. Such Shares are free and clear of any and all covenants, conditions, restrictions, voting trust agreements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Each Stockholder has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer at the Closing the Shares to be sold by such Stockholder hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from such Stockholder good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.
Schedule I attached hereto sets forth a true and correct description of all Shares owned by such Stockholder.

2.2.	Conveyance.	 Each Stockholder is not a party to, subject to or bound by
any agreement or any judgment, order, writ, prohibition, in junction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by each Stockholder or the transfer, conveyance and sale of the Shares to be sold by each Stockholder to the Buyer pursuant to the terms hereof.  No broker or finder has acted for any of the Stockholders in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions with respect to such transactions based upon agreements, arrangements or understandings made by or on behalf of any of the Stockholders.

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

2.3.	Authority.	 Each Stockholder has the full and absolute legal right,
capacity, power and authority to execute and deliver this Agreement and the agreements, instruments and documents contemplated herein, to which such Stockholder is a party, to perform such Stockholder's obligations thereunder and to consummate the transactions contemplated thereby. This Agreement has been validly executed and delivered by each Stockholder, and constitutes a valid and binding obligation of such Stockholder, enforceable against him in accordance with its terms. Each other agreement, instrument or document to be executed and delivered by any of the Stockholders, when executed and delivered in accordance with the provisions thereof, shall be a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its respective terms.

2.4.	Residence of Stockholders.  None of the Stockholders is a non-resident of
Canada within the meaning of the Income Tax Act (Canada).

2.5.	Investment in Parent Shares.  Each of the Stockholders acquiring Parent
Shares is acquiring as principal Parent Shares with a value in excess of Cdn$97,000. Each of the Stockholders acquiring the Parent Shares is acquiring such Parent Shares for investment and not with a view to, or for sale in connection with, any distribution thereof nor with any present intention of distributing or selling such Parent Shares. Each of the Stockholders acquiring Parent Shares acknowledges that such Parent Shares shall not be transferable in the absence of (i) registration under the Securities Act of 1933, as amended to date, the rules promulgated thereunder or an exemption therefrom and/or (ii) registration or qualification under the provisions of any applicable blue sky laws or an exemption therefrom. Each certificate representing Parent Shares shall bear a legend to such effect, and such further legends as the Parent may require to be placed on the certificates representing such Parent Shares to reflect resale restrictions under the applicable Canadian securities laws.

3.	Representations of the Companies and the Stockholders regarding the
Companies. The Companies and the Stockholders, jointly and severally, represent and warrant to the Buyer and the Parent as follows:

3.1.	Organization.  Each of the Companies is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia, and has all requisite power and authority (corporate and otherwise) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Each of the Companies is duly qualified, licensed or registered to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, licensing or registration. A list of the jurisdictions where the Companies are so qualified is set forth on Schedule 3.1 attached hereto. Certified copies of the Articles of Incorporation and Bylaws of each of the Companies, each as amended to date, are included as Item 3.1 to that certain Disclosure Memorandum delivered by the Companies to the Buyer and the Parent on even date herewith (the "Memorandum"), and the documents comprising Item 3.1 are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. Neither of the Companies has any subsidiaries and has no advances to, or investment in, any securities of, or other equity interest in, any corporation, partnership, business entity, enterprise or organization, public or private.

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

3.2.	Capitalization.  The authorized capital stock of True-Craft consists of
10,000 shares of Common Stock and no shares of Preferred Stock, of which 7,500 shares of Common Stock are issued and outstanding. The authorized capital stock of Hart & Sons consists of 10,000 shares of Common Stock and no shares of Preferred Stock, of which 101 shares of Common Stock are issued and outstanding. All of the capital stock of the Companies is held of record and beneficially as set forth on Schedule I. All Shares have been, and on the Closing Date will be, duly and validly issued and are, or will be on the Closing Date, fully paid and non-assessable. There are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Companies any capital stock of either of the Companies; (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of either of the Companies.

3.3.	Authorization.  The execution and delivery by the Companies of this
Agreement and the agreements provided for herein, and the consummation by the Companies of all transactions contemplated hereunder and thereunder, have been duly authorized by all requisite corporate and shareholder action. This Agreement has been duly executed by each of the Companies. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Companies are a party constitute the valid and legally binding obligations of the Companies, enforceable against each of them in accordance with their respective terms.
The execution, delivery and performance by the Companies of this Agreement and the agreements provided for herein, and the consummation by the Companies of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to either of the Companies; (b) violate the provisions of the by-laws or articles of either of the Companies; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; (d) will not result in the breach of or cause the termination of any permit, license or authorization held by the Companies or the Stockholders or necessary to the ownership of the Shares or the operation of the business of either of the Companies; or (e) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of either of the Companies pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which such Company is a party or by which either of the Companies is or may be bound, except as set forth on Schedule 3.3. Schedule 3.3 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Companies of the transactions contemplated by this Agreement. Other than as set forth on
Schedule 3.3, there is no requirement to make any filing with, give any notice to or obtain any permit, license or authorization of, any federal, provincial, state, municipal, local or other governmental, quasi-governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, as a condition to the consummation of the transactions contemplated herein.

3.4.	Ownership of the Companies' Assets.  Schedule 3.4 attached hereto sets forth a true, correct and complete list of all claims, liabilities, security interests, mortgages, liens, pledges, charges, encumbrances and equities of any kind affecting the combined assets of the Companies (collectively, the "Encumbrances"). The Companies are, and at the Closing will be, the true and lawful owners of such assets, free and clear of all Encumbrances of any kind.

3.5.	Assets Complete.  The combined assets of the Companies set forth on the asset schedule attached hereto as Schedule 1.5 are, and the assets to be delivered to the Buyer and set forth on the asset schedule attached to the Closing Date will be, when utilized by a labor force substantially similar to that employed by the Companies on the date hereof, adequate to conduct the business operations currently conducted by the Companies and as currently proposed to be conducted by the Companies in the future.

3.6.	Financial Statements.  Item 3.6 to the Memorandum contains the combined balance sheets of the Companies as of June 30, 2001 and June 30, 2002 (the
"Year End Balance Sheets") and the related statements of income of the Companies for the fiscal years then ended (collectively, the "Year End Financial Statements") that have been delivered by the Companies to the Parent. Item 3.6 to the Memorandum also contains the unaudited balance sheet of the Companies (the "Current Balance Sheet") as of March 31, 2003 (the "Current Balance Sheet Date") and the related statements of income of the Companies for the nine-month period then ended (collectively, the "Current Financial Statements") that have been delivered by the Companies to the Parent. The Year End Financial Statements and the Current Financial Statements are herein collectively referred to as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently with past practices, are complete and correct in all material respects and present fairly as of their respective dates the financial condition, retained earnings, assets and liabilities of the Companies and the results of operations of the Companies' business for the periods indicated, except, in the case of the Current Financial Statements, for year-end adjustments and footnotes.

3.7.	Inventory.  Item 3.7 of the Memorandum contains a true, correct and complete list of the inventory of the Companies as of March 31, 2003, including a detailed listing and the book value thereof. Such list, as updated as of the Closing Date, shall set forth a true, correct and complete list of inventory as of the Closing Date, including a detailed description and valuation thereof. Except as set forth on Schedule 3.7 attached hereto, the inventory consists of items of a quality and quantity which are usable and saleable without discount in the ordinary course of business conducted by the Companies. The valuation of the inventory has been determined in a manner consistent with good inventory record-keeping practices and consistent with the Companies' past inventory valuation practices. The Financial Statements fairly present the value of the Companies' inventory as of the dates thereof and, other than transactions in the ordinary course of business, there has been no change in the Companies' inventory that would have a material adverse effect on the Companies' business since November 30, 2002. For purposes of this Section 3.7, "material" means any amount in excess of Cdn$10,000.

3.8.	Absence of Undisclosed Liabilities.  Except as and to the extent (a)
reflected and reserved against in the Current Balance Sheet, (b) set forth on
Schedule 3.8 attached hereto or (c) incurred in the ordinary course of business after the Current Balance Sheet Date and not material in amount, either individually or in the aggregate, the Companies have no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, business operations, condition (financial or otherwise) or prospects of the Companies and there has been no change which materially and adversely affects the business, properties, assets, condition (financial or otherwise) or business prospects of the Companies. Neither the Companies nor the Stockholders have any knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the Companies or their business, properties, assets, condition (financial or otherwise) or prospects. For purposes of this Section 3.8, "material" means any amount in excess of Cdn$10,000.

3.9.	Litigation.  Except as set forth on Schedule 3.9 attached hereto, (a)
there is no action, suit or proceeding to which either of the Companies is a party pending or, to the Companies' or the Stockholders' knowledge, threatened before any court or governmental agency, authority, body or arbitrator; (b) neither of the Companies has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Companies; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency naming either of the Companies or enjoining or requiring either of the Companies to take any action of any kind with respect to its business, assets or properties.

3.10.	Insurance.  Schedule 3.10 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by the Companies, specifying the type of coverage, the amount of coverage, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims under such Insurance Policies since January 1, 2000. The Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for the Companies' business. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies. Neither of the Companies has received any notice or other communication from any issuer of the Insurance Policies since January 1, 2000 canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, and, to the best knowledge of the Companies and the Stockholders, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened. Copies of all Insurance Policies are included as Item 3.10 of the Memorandum.

3.11.	Intangible Property.  Schedule 3.11 attached hereto sets forth a true, correct and complete list and, where appropriate, a description of, all items of intangible property owned by, or used in the business of, the Companies, including, without limitation, patents, patent applications, trademarks, trademark applications, copyrights and material trade secrets (the "Intangible Property"). Such list, as updated as of the Closing Date, shall set forth a true, correct and complete list of each of the Companies' Intangible Property as of the Closing Date. True, correct and complete copies of all licenses, registrations and other agreements relating to the Intangible Property are included as Item 3.11 of the Memorandum. The Intangible Property owned or licensed by each of the Companies is sufficient to conduct the Companies' business as presently conducted. Except as otherwise disclosed in Schedule 3.11: (i) either True-Craft or Hart & Son is the sole and exclusive owner of all right, title and interest in and to the Intangible Property (excluding any intangible property which such Company licenses or otherwise has rights to use) and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims; (ii) the Companies have the right and authority to use the Intangible Property in connection with the conduct of its business in the manner presently conducted, and to the best knowledge of the Companies and/or the Stockholders, such use does not conflict with, infringe upon or violate any rights of any other person, corporation or entity; (iii) neither of the Companies has received notice of a pleading or threatened claim, interference action or other judicial or adversarial proceeding alleging that any of the Companies' operations, activities, products, services or publications infringes any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others; and
(iv) to the Companies' or the Stockholders' knowledge, there are no outstanding, disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 3.11 or with respect to infringement by a third party of any of the Intangible Property.

3.12.	Fixed Assets.  Item 3.12 of the Memorandum contains a true, correct and complete list of all fixed assets of the Companies, as such term is generally understood pursuant to generally accepted accounting principles (the "Fixed Assets"), as of March 31, 2003, including a description of each asset, its original cost, the depreciation taken since its date of acquisition and the net book value thereof. The Fixed Assets include, at a minimum, the fixed assets set forth on Schedule 1.5 attached hereto. Such list, as updated at the Closing, shall set forth a true, correct and complete list of all Fixed Assets as of the Closing Date, including a description of each asset, its original cost, the depreciation taken since its date of acquisition and the net book value thereof, which list shall include, at a minimum, the Fixed Assets set forth on the asset schedule delivered with the Closing Balance Sheet. All of the Fixed Assets, including those set forth on the updated schedule delivered as of the Closing Date, are in good operating condition and repair, normal wear and tear excepted, are currently used by the Companies in the ordinary course of business of the Companies, and normal maintenance has been consistently performed with respect to such Fixed Assets.

3.13.	Leases.  Schedule 3.13 attached hereto sets forth a true, correct and complete list as of the date hereof of all leases of real property to which either of the Companies is a party (collectively, the "Leases"). True, correct and complete copies of the Leases, and all amendments, modifications and supplemental agreements thereto, are included as Item 3.13 of the Memorandum. Neither of the Companies is obligated to pay any leasing or brokerage commission relating to any Lease. No material construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by either of the Companies. The real property subject to the Leases is, and as of the Closing Date will be, in compliance with all federal, provincial, state and local laws, regulations, orders and ordinances.

3.14.	Accounts Receivable.  Schedule 3.14 attached hereto sets forth a true, correct and complete list of the accounts and notes receivable of both of the Companies (the "Accounts Receivable"), including the aging thereof, as of March 31, 2003. Such list, as updated at the Closing, shall represent a true, correct and complete list of the Accounts Receivable of the Companies, including the aging thereof, as of the Closing Date, which shall be consistent in amount and aging with the amount and aging of the Accounts Receivable set forth on Schedule
3.14. All Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business. All Accounts Receivable set forth on
Schedule 3.14 are collectible in the face value thereof within 90 days of the date of invoice, using normal collection procedures.

3.15.	Tax Matters.  All tax returns and reports of the Companies required by law to be filed have been filed and are complete and correct in all respects, and all taxes and levies of every kind, character or description upon the Companies or upon any of its properties, assets, income or franchises (together, "Taxes"), which are due and payable, have been paid, other than those currently payable without penalty or interest or currently under appeal and each as set forth in
Schedule 3.15. No tax lien has been filed against any of the assets of the Companies and no claim is being asserted with respect to any Taxes. Except as set forth on Schedule 3.15 attached hereto, no deficiencies have been asserted or assessed as a result of any audit by any federal, provincial, state or local taxing authority and no such deficiency or audit has been proposed or threatened. Adequate provision has been made in the Financial Statements for all taxes, governmental charges and assessments, whether relating to income, sales, real or personal property, or other types of taxes, governmental charges or assessments, including interest and penalties thereon, payable with respect to the business or assets of the Companies or otherwise for all periods set forth in the Financial Statements. The Companies have withheld or collected and remitted all amounts required to be withheld or collected and remitted by it with respect to any taxes, governmental charges or assessments. Correct and complete copies of all federal, provincial, local and state income tax returns, including schedules thereto, filed by the Companies for the tax years 1999, 2000 and 2001 and all written communications relating thereto have been provided to the Parent. For purposes of this representation, the term "Taxes" shall include, without limitation, all income, gross receipts, sales, use, employment, unemployment, social security, Medicare, payroll, employee withholding, franchise, profits, property or other taxes, fees, excise taxes, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.
The Companies are each registrants for the purposes of the tax imposed under
Part IX of the Excise Tax Act (Canada) and have been since January 1, 1991.

3.16.	Books and Records.  The general ledgers and books of account of the
Companies and all other books and records of the Companies are in all material respects complete and correct and have been maintained in accordance with good business practice and all applicable procedures required by law or regulation.

3.17.	Contracts and Commitments.

	(a)	Schedule 3.17 attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

		(i) all loan agreements, indentures, mortgages and guaranties to which either of the Companies is a party or by which either of the Companies is bound;

		(ii) all pledges, conditional sale or title retention agreements, security agreements (including but not limited to maintenance agreements), equipment leases and other equipment obligations, other personal property leases and lease purchase agreements to which either of the Companies is a party or by which either of the Companies or any of their property is bound, and all material leases of personal property, whether operating, capital or otherwise, under which either of the Companies is lessor or lessee;

		(iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which either of the Companies is a party or by which either of the Companies or any of its property is bound which either involve payments or receipts by the Companies of more than Cdn$10,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto, or may materially adversely effect the condition (financial or otherwise) or the properties, assets, business or prospects of the Companies;

		(iv) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which either of the
Companies is a party;

		(v) all agency, distributor, sales representative, franchise or similar agreements to which either of the Companies is a party;

		(vi) all contracts, agreements or other understandings or arrangements between either of the Companies and any of its affiliates (as such term is defined in the Securities Act of 1933 and the regulations promulgated thereunder);

		(vii) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous);

		(viii) all repair or maintenance contracts; and

		(ix) any other material agreements or contracts entered into by either of the Companies.

	(b)	Except as set forth on Schedule 3.17:

		(i) each Contract is a valid and binding agreement of the respective Company, enforceable against such Company in accordance with its terms, and neither of the Companies' has any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

		(ii) each of the Companies has fulfilled all material obligations required pursuant to the Contracts to have been performed by it prior to the date hereof, and neither of the Companies has reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

		(iii) neither of the Companies is in material breach of or material default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a material breach or material default, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

		(iv) to the best knowledge of the Companies and/or the Stockholders, there is no existing breach or default by any other party to any Contract and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

		(v) neither of the Companies is restricted by any Contract from carrying on its business anywhere in the world; and

		(vi) neither of the Companies has written or oral Contracts to sell products or perform services which are expected to be performed at, or to result in, a loss.

	(c)	Except as set forth on Schedule 3.3 or Schedule 3.17, the
continuation, validity and effectiveness of each Contract will not be affected by the transfer of the Shares to the Buyer under this Agreement. True and correct copies of each Contract are included as Item 3.17 of the Memorandum.

3.18.	Compliance with Agreements and Laws.  Each of the Companies has all material licenses, permits and certificates, including, without limitation, environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"). Schedule 3.18(a) attached hereto sets forth a true, correct and complete list of all such Permits, copies of which are included as Item 3.18 of the Memorandum. Except as set forth on Schedule 3.18(b), the business of each of the Companies as conducted on the date hereof does not, and as conducted on the Closing Date will not, violate any federal, state, provincial, local, municipal or foreign laws, regulations, ordinances or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, hazardous waste, conservation, or corrupt practices but excluding those relating to environmental protection). Neither of the Companies has had notice or communication from any federal, state, provincial, municipal or local governmental or regulatory authority since January 1, 2000 of any such violation or noncompliance and, to the best knowledge of the Companies and/or the Stockholders, there are no other outstanding notices of any such violation or noncompliance which have not been cured.

3.19.	Employee Relations.  Each of the Companies is in compliance in all material respects with all federal, state, provincial, local and municipal laws with respect to employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes. None of the Companies' employees are represented by a union and there have been no union organizing efforts conducted at either of the Companies and none are now being conducted. Neither of the Companies has had at any time, nor, to the knowledge of the Companies or the Stockholders, is there now threatened, any strike or other labor trouble. Schedule 3.19 sets forth a true, correct and complete list as of March 31, 2003 of each employee of the Companies showing each employee's base compensation, bonuses and other cash compensation, and all amounts due or accrued due for all salary, wages, bonuses, commissions, vacations with pay, pension benefits or other employee benefits are reflected in the books and records of the Companies. For purposes of this Section 3.20, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the Companies' business.

3.20.	Employee Benefit Plans.

			(a)	Schedule 3.21 attached hereto contains a true, correct
and complete list and description of all employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to the current or former employees, officers or directors of the Companies maintained, sponsored or funded by the Companies, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered
("Employee Plans").  The Stockholders and the Companies have furnished to the
Purchaser true, correct and complete copies of all the Employee Plans as amended as of the date hereof, together with all related documentation including, without limitation, funding and investment management agreements, summary plan descriptions, the most recent actuarial reports, financial statements and asset statements, all material opinions and memoranda (whether externally or internally prepared) and all material correspondence with all regulatory authorities or other relevant persons.  No changes have occurred or are expected to occur which would materially affect the information contained in the actuarial reports, financial statements or asset statements required to be provided to the Buyer pursuant to this provision.  All of the Employee Plans are and have been established, registered, qualified, invested and administered, in all respects, in accordance with their terms and all applicable laws, including all tax laws where same is required for preferential tax treatment.  No fact or circumstance exists that could adversely affect the preferential tax treatment ordinarily accorded to any such Employee Plan. All obligations regarding the
Employee Plans have been satisfied, there are no outstanding defaults or violations by any party to any Employee Plan and no taxes, penalties, or fees are owing or exigible under or in respect of any of the Employee Plans. The
Companies may unilaterally amend or terminate, in whole or in part, each
Employee Plan and take contribution holidays under or withdraw surplus from each
Employee Plan, subject only to approvals required by applicable laws. No commitments to improve or otherwise amend any Employee Plan have been made except as required by applicable laws.

			(b)	No Employee Plan is subject to any pending
investigation, examination or other proceeding, action or claim initiated by any regulatory authority, or by any other party (other than routine claims for benefits), and there exists no state of facts which could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Employee Plan required to be registered. All contributions or premiums required to be paid by the Companies under the terms of each Employee Plan or by Laws have been made in a timely fashion in accordance with Laws and the terms of the Employee Plans. Neither Company has any liability (other than liabilities accruing after the Closing
Date) with respect to any of the Employee Plans. Contributions or premiums for the period up to the Closing Date have been paid by the Companies even though not otherwise required to be paid until a later date.

			(c)	There have been no improper withdrawals, applications or
transfers of assets of any Employee Plan and neither the Companies, nor any of their respective agents or delegates, has breached any fiduciary obligation with respect to the administration or investment of any Employee Plan. Each Employee
Plan which is a funded plan is fully funded as of the Closing Date on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefor.

			(d)	None of the Employee Plans enjoy any special tax status
under any laws, nor have any advance tax rulings been sought or received in respect of any Employee Plan. All employee data necessary to administer each
Employee Plan has been provided by the Stockholders and the Companies to the
Buyer and is true and correct as of the date of this Agreement and the
Stockholders and the Companies will notify the Buyer of any changes thereto.

			(e)	No insurance policy or any other agreement affecting any
Employee Plan requires or permits a retroactive increase in contributions, premiums or other payments due thereunder. The level of insurance reserves under each insured Employee Plan is reasonable and sufficient to provide for all incurred but unreported claims.

			(f)	None of the Employee Plans (other than pension plans)
provide benefits to retired employees or to the beneficiaries or dependants of retired employees.

3.21.	Indebtedness to and from Officers, Directors and Shareholders.  Except as set forth on Schedule 3.21 attached hereto, neither of the Companies is indebted, directly or indirectly, to any person who is an officer, director or shareholder of either of the Companies or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Current Financial Statements, and no such officer, director, shareholder or affiliate is indebted to either of the Companies, except for advances made to employees of the Companies in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

3.22.	Powers of Attorney and Suretyships.  Except as set forth on Schedule 3.22 attached hereto, neither of the Companies has any powers of attorney outstanding and has no obligation or liability as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership or other entity, except as endorser to makers of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

3.23.	Customers.  Schedule 3.23 attached hereto sets forth a true, correct and complete list of the names and addresses of all customers of each of the Companies who purchased more than Cdn$50,000 worth of product (based on invoices) from either of the Companies in the twelve-months ended March 31, 2003. None of the customers listed on Schedule 3.23 has notified either of the Companies that it intends to discontinue its relationship with either of the Companies.

3.24.	Suppliers.  Schedule 3.24 attached hereto sets forth a true, correct and complete list of the names and addresses of the ten suppliers of each of the Companies which accounted for the largest dollar volume of purchases by the Companies in the twelve-months ended March 31, 2003. None of the suppliers listed on Schedule 3.25 has notified either of the Companies that it intends to discontinue its relationship with either of the Companies.

3.25.	Real Property.  Neither of the Companies currently owns, and has not in the past owned, any real property.

3.26.	Environmental Matters.

			(a)	Each of the Companies has complied and is in compliance
with all applicable Environmental Laws, except for such noncompliance as could not individually, or in the aggregate, reasonably be expected to have a material adverse effect on the assets or business of either of the Companies and neither of the Companies has received written notice, report, communication or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under any applicable Environmental Laws.

			(b)	Without limiting the generality of the foregoing, none
of the following exists at the real property subject to the Leases, except as set forth on Schedule 3.26 hereto:

				(i)	underground or above-ground storage tanks;

				(ii)	asbestos-containing material in a form or
condition which, if not removed or encapsulated, would constitute a hazard to human health or the environment; or

				(iii)	PCB-containing materials or equipment.

			(c)	Neither of the Companies now, and in the past the
Companies and their predecessors never did, maintain, store, use, generate, treat, release, dispose (or cause to be disposed) of Hazardous Substances in, at, under, upon or from any real property at any time owned, leased, operated or controlled by either of the Companies, including, without limitation, the real property subject to the Leases.

			(d)	There have been no releases of Hazardous Substances in,
at, under, upon or from any other real property not owned, leased, operated or controlled by either of the Companies that could be reasonably expected to have an impact on the real property subject to the Leases.

			(e)	Neither the Companies nor their predecessors have ever
utilized any hazardous waste transporters or any treatment, storage or disposal facilitators.

			(f)	Neither of the Companies is subject to, nor has either
received any notice of, any private, administrative or judicial action, or an intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Substances in, at, under or upon the real property subject to the Leases, and there are no pending or, to the
Stockholders' and/or the Companies' best knowledge, threatened actions or proceedings (or notices or potential actions or proceedings) against either of the Companies from any Governmental Authority regarding any matter relating to any Environmental Laws.

	For the purposes of this Agreement, "Environmental Laws" means all applicable federal, provincial, state, municipal and local laws, rules, regulations, ordinances, requirements and common law relating to public health and safety, worker health and safety and pollution and protection of the environment pertaining to (i) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste;
(ii) air, water and noise pollution, (iii) groundwater and soil contamination,
(iv) the release or threatened release into the environment of toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals, (v) the protection of wild life, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species, (vi) storage tanks, vessels and containers, (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles, (viii) health and safety of employees and other persons and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, including, without limitation, the Canadian Environmental Protection Act, the Fisheries Act, the Transportation of Dangerous Goods Act, the Canada Water Act, the Waste Management Act (British Columbia) all as amended, and any regulations, rules, ordinances adopted or publications promulgated pursuant thereto.

	"Hazardous Substances" means (i) hazardous materials, hazardous substances, extremely hazardous substances, toxic substances, hazardous wastes or words of similar import as defined under any Environmental Laws; (ii) petroleum, including without limitation, crude oil or any fraction thereof;
(iii) any radioactive material; (iv) asbestos in any form or condition;
(v) polychlorinated byphenyls ("PCBs") or PCB-containing materials; and (vi) any other material, substance or waste to which liability or standards of conduct are currently imposed under any Environmental Laws.

	"Governmental Authority" means any governmental agency, department, bureau, commission or similar body.

3.27.	Warranty and Product Liability Claims.  Schedule 3.27 attached hereto contains a true, correct and complete (i) list of all product liability claims made against either of the Companies from January 1, 2000 through the date hereof, the current status of all such claims and the costs of all actions taken in satisfaction of such claims and (ii) summary of each of the Companies' warranty policy. All information relative to such claims and those arising thereafter shall be available to the Buyer and the Parent from and after the date hereof.

3.28.	Prepayments and Deposits.  Schedule 3.28 attached hereto sets forth all prepayments and deposits, which have been received by either of the Companies as of the date specified thereon, from customers for products to be shipped or services to be performed after the Closing Date.

3.29.	Bank Accounts and Facilities.  Schedule 3.30 sets forth a true, correct and complete list of: (a) each bank, savings and loan or similar financial institution in which either of the Companies has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by either of the Companies thereat; and (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

3.30.	Accounts Payable.  Schedule 3.31 sets forth a true, correct and complete list of the Companies' trade accounts payable as of March 31, 2003, including the vendor name, amount outstanding and the aging thereof. As updated at the Closing, such list shall be a true, complete and correct list of the Companies' trade accounts payable as of the Closing Date, which shall be consistent in amount and aging thereof with Schedule 3.31.

3.31.	Disclosure.  No representation or warranty by the Companies or the
Stockholders in this Agreement or in any exhibit hereto, or in any list, statement, document or information set forth in, or attached to any schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit any material fact, necessary in order to make the statements contained therein not misleading. Copies of all documents heretofore or hereafter delivered or made available to the Buyer, including, without limitation, the documents contained in the Memorandum, are complete and accurate copies of such documents.

4.	Representations of the Buyer and the Parent

		The Buyer and the Parent each represents and warrants to the Stockholders as follows:

4.1.	Organization and Authority.  The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia. Each of the Parent and the Buyer has all requisite power and authority to own its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

4.2.	Authorization.  The execution and delivery by the Buyer and the Parent of this Agreement and the agreements provided for herein, and the consummation by the Buyer and the Parent of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Buyer or the Parent is a party constitute the valid and legally binding obligations of it, enforceable against the Buyer or the Parent in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer or the Parent of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer or the Parent, as the case may be; (b) violate the provisions of the Certificate of Incorporation or By-Laws, as amended to date, of the Buyer or the Parent, as the case may be;
(c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer or the Parent, as the case may be, pursuant to any indenture, mortgage, deed of trust or other agreement or instrument to which the Buyer or the Parent is a party or by which the Buyer or the Parent is bound. On or prior to the Closing Date, the Buyer and the Parent shall have obtained any consent or approvals of third parties that are required in connection with the consummation by the Buyer and the Parent of the transactions contemplated by this Agreement.

5.	Access to Information; Public Announcements


5.1.	Access to Management, Properties and Records. From the date of this
Agreement until the Closing Date, each of the Companies shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer and the Parent reasonable access upon reasonable prior notice and during normal business hours to all management personnel, offices, properties, books and records of the Companies, for the sole purpose of facilitating the Closing of the transactions contemplated hereunder. Each of the Companies shall furnish to the Buyer and the Parent such financial and operating data and other information as to the business of the Companies as the Buyer or the Parent shall reasonably request. Upon prior approval of the Stockholders' Representative, which shall not be unreasonably withheld, the Buyer and/or the Parent shall also have the right to contact the Companies' vendors and customers, and other persons having business dealings with the Companies for the sole purpose of facilitating the Closing of the transactions contemplated hereunder. The activities contemplated by this subsection 5.1 are hereinafter referred to as "Due Diligence Activities."

5.2.	Confidentiality.  All information not previously disclosed to the public or generally known to the persons engaged in the respective businesses of the Buyer, the Parent or the Companies which shall have been furnished to the other party hereunder in connection with the transactions contemplated hereby or as provided pursuant to this Section 5 shall not be disclosed to any other person other than their respective employees, directors, attorneys, accountants, lenders or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to any third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other party hereto.

5.3.	Public Announcements.  Except as otherwise required by law, the parties agree that prior to the Closing Date any and all general public pronouncements or other general public communications concerning this Agreement and the purchase of the Shares by the Buyer, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Stockholders' Representative and the Parent.

6.	Pre-Closing Covenants of the Companies and the Stockholders

6.1.	Conduct of Business.  Each of the Companies shall carry on its respective business diligently and substantially in the same manner as heretofore and, without the consent of the Parent (which shall not be unreasonably withheld or delayed), shall not (i) make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, (ii) accelerate the collection of any accounts receivable outside the normal course of business or (iii) delay the payment of any trade accounts payable that are not being disputed by either Company in good faith. All of the property and equipment of the Companies shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

6.2.	Absence of Material Changes.  Without the prior written consent of the
Parent, neither the Companies nor the Stockholders shall: (a) take any action to amend the charter documents or bylaws of either Company; (b) issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities; (c) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (d) declare or make any payment or distribution to the Stockholders with respect to its stock or purchase or redeem any shares of its capital stock or issue any shares of its capital stock pursuant to options; provided, however that the Companies may distribute in an aggregate amount of up to Cdn$10,000 jointly to Gordon and Judy Hart each full calendar month and Joe Mellof may continue to receive his current base salary related to his performance as the Companies' Chief
Operating Officer; (e) make any loan or other cash distribution to any of the Stockholders or any affiliate thereof; (f) mortgage, pledge, or subject to any lien, charge or any other encumbrance (other than purchase money security interests arising in the ordinary course of business) any of their respective assets or properties; (g) sell, assign, or transfer any of its assets, except for sales or licensing in the ordinary course of business; (h) cancel any debts or claims, except in the ordinary course of business; (i) merge or consolidate with or into any corporation or other entity; (j) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees; (k) make any election or give any consent under any tax statutes of any state, province, country or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due; (l) waive any rights of material value; (m) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount; (n) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound; (o) enter into any lease, contract, agreement or understanding, other than those entered into in the ordinary course of business; (p) incur any capital expenditure; (q) materially alter the terms, status or funding condition of any Employee Plan; (r) change its methods of inventory valuation; (s) hire or fire any personnel of the Companies; or (t) commit or agree to do any of the foregoing in the future.

6.3.	Continued Truth of Representations and Warranties.  Neither the
Stockholders nor the Companies will take any actions which would result in any of the representations or warranties set forth in Sections 2 or 3 hereof being untrue.

6.4.	Reports, Taxes.  Each of the Companies will duly and timely file all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, provincial, local, provincial and foreign taxes, assessments and governmental charges levied or assessed upon them or any of their properties (unless contesting such in good faith and adequate provision has been made therefor).

6.5.	Communications with Customers and Suppliers.  Each of the Companies will continue to accept customer orders in the ordinary course of business and consistent with past practice for all products offered by the Companies but expected to be shipped after the Closing Date. The Companies, the Parent and the Buyer will cooperate in communications with suppliers and customers in connection with the transfer of the Shares to the Buyer on the Closing Date.

7.	Best Efforts to Obtain Satisfaction of Conditions


		The Companies, the Stockholders and the Buyer each covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

8.	Conditions to Obligations of the Buyer and the Parent


		The obligations of the Buyer and the Parent under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the
Buyer:

8.1.	Continued Truth of Representations and Warranties of each of the Companies and the Stockholders; Compliance with Covenants and Obligations. The representations and warranties of each of the Companies and the Stockholders shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer or the Parent. Each of the Companies and the Stockholders shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. At the Closing, each of the Companies and the Stockholders' Representative (on behalf of the each of the Stockholders) shall have delivered to the Buyer and the Parent a certificate signed by the President of each Company and the Stockholders' Representative as to their respective compliance with this Section 8.1.

8.2.	Corporate Proceedings.  All corporate, Board of Directors, shareholder and other proceedings required to be taken to authorize each of the Companies, the Parent and the Buyer to carry out this Agreement and the transactions contemplated hereby, and to convey, transfer, assign and deliver the Shares to the Buyer, shall have been taken.

8.3.	Governmental Approvals.  All governmental agencies, department, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by each of the Companies, the Parent or the Buyer of the transactions contemplated by this Agreement and the operation of the business of the Companies by the Buyer shall have consented to, authorized, permitted or approved such transactions.

8.4.	Consent of Third Parties.  Each of the Companies shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for each of the Companies to consummate the transactions contemplated by this Agreement, including without limitation, those set forth on Schedule 3.3 attached hereto, and copies of such consents and approvals shall have been delivered to the Parent and the Buyer.

8.5.	Adverse Proceedings.  No action or proceeding by or before any court or other governmental body shall have been instituted or, to the best knowledge of the Companies or the Stockholders, threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer or the Parent to own or operate either of the Companies after the Closing.

8.6.	Opinion of Counsel.  The Buyer and the Parent shall have received an opinion of Norquist Watkins, counsel to the Companies and the Stockholders, dated as of the Closing Date, as to such matters as may be requested by the Buyer, the Parent or their counsel.

8.7.	Due Diligence.  The results of the Parent's and the Buyer's Due Diligence
Activities shall be satisfactory to the Parent and the Buyer, in their sole discretion.

8.8.	Update.  The Companies and the Stockholders shall have provided the Buyer and the Parent with true, correct and complete schedules as of the last business day immediately preceding the Closing Date with respect to:

			(a)	the Inventory pursuant to Section 3.7;

			(b)	the Intangible Property pursuant to Section 3.11;

			(c)	the Fixed Assets pursuant to Section 3.12;

			(d)	the Accounts Receivable pursuant to Section 3.14; and

			(e)	the Accounts Payable pursuant to Section 3.30.

	None of the information supplied in such updated schedules shall be materially adverse from the information previously provided by the Companies and the Stockholders to the Buyer and the Parent. Any update of a schedule made pursuant to this Section 8.8 shall not constitute a cure of any breach of any representation of or warranty made by the Companies and the Stockholders on the date hereof.

8.9.	Material Adverse Change.  There shall have been no material adverse change in the business, operations, employee relations, conditions (financial or otherwise) or prospects of either of the Companies from and after November 30, 2002 through the Closing Date.

8.10.	Lease Agreements.  On or prior to the Closing Date, the current landlord,
Legacy, shall have executed new lease agreement with the Buyer for the manufacturing facility used by the Companies, which is located in Maple Ridge, Canada, in substantially the form attached hereto as Exhibit C (the "New
Lease").

8.11.	Financing Arrangements.  On or prior to the Closing Date, the Buyer and the Parent shall have obtained a line of credit or made other financial arrangements to replace the Companies' current operating line of credit on such terms and with such bank as is satisfactory to the Buyer and the Parent, in their sole discretion.

8.12.	Employment Agreements.  On or prior to the Closing Date, each of Joe
Mellof and Shelley Mellof shall have entered into an Employment Agreement with the Buyer, in substantially the forms attached hereto as Exhibits D-1 and D-2, respectively.

8.13.	Trademark Assignment.  On or prior to the Closing Date, Legacy shall have entered into an Assignment of Trademark with the Buyer, in substantially the forms attached hereto as Exhibit E, pursuant to which the Buyer shall acquire all right, title and interest in and to the names "Legacy" and "Legacy Doors and Windows" or any derivations thereof.

8.14.	Assumption of Excluded Liabilities.  On or prior to the Closing Date, the
Stockholders shall have entered into an Instrument of Assumption of Liabilities with respect to the Excluded Liabilities, in substantially the form attached hereto as Exhibit F.

8.15.	Product Agreement.  On or prior to the Closing Date, the Buyer and Gordon
Hart shall have entered into a Product Agreement, in substantially the form attached hereto as Exhibit G.

8.16.	Mortgage.  On or prior to the Closing Date, the Buyer, on the one hand, and Judith and Gordon Hart, on the other hand, shall have entered into a Mortgage, in substantially the form attached hereto as Exhibit H-1 and the Buyer, on the one hand, and Joe and Shelley L. Mellof, on the other hand, shall have entered into a Mortgage in substantially the form attached hereto as Exhibit H-2.

8.17.	Closing Deliveries.  The Buyer and the Parent shall have received at or prior to the Closing all documents set forth in this Section 8 and such other documents, instruments or certificates as the Buyer or the Parent may reasonably request including, without limitation:

			(a)	such certificates of the Companies' officers and such
other documents evidencing satisfaction of the conditions specified in this
Section 8 as the Buyer or the Parent shall reasonably request;

			(b)	a certificate of the Registrar of Companies appointed
pursuant to The Company Act (British Columbia) as to the legal existence and good standing of each of the Companies in British Columbia;

			(c)	a certificates of extra-provincial registration for each
jurisdiction in which each of the Companies is qualified to do business as to the legal existence and good standing of such Company in each such jurisdiction;

			(d)	a certificate signed by the Secretary of each of the
Companies attesting to the incumbency of its officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the memorandum and articles delivered pursuant to Section 3.1;

			(e)	a certificate signed by the Chief Financial Officer of
each of the Companies attesting to the fact that the Companies have no outstanding indebtedness as of the Closing Date and that all inter-company payables, loans or indebtedness have been forgiven;

			(f)	a certificate signed by the Chief Financial Officer of
Hart & Son attesting to the fact that all indebtedness owed by Joe and Shelley
Mellof to Hart & Son in connection with their purchase of Shares in Hart & Son has been paid in full;

			(g)	a certificate signed by the Chief Financial Officer of
each of the Companies and by the Stockholders' Representative (on behalf of the
Stockholders) attesting to the fact that (i) all balances shown on the Closing
Balance Sheet delivered pursuant to Section 1.5 for accounts receivable (net), inventory and accounts payable are true, correct, consistent with historical averages and reflect the normal working capital management practices of each of the Companies and (ii) all assets set forth on the Closing Balance Sheet and related asset schedule are in good operating condition, normal wear and tear excepted.

			(h)	certificates representing the Shares, together with
stock powers duly executed in blank; and

			(i)	such other documents, instruments or certificates as the
Buyer or Parent may reasonably request.

9.	Conditions to Obligations of the Stockholders


		The obligations of the Stockholders under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the
Stockholders' Representative:

9.1.	Continued Truth of Representations and Warranties of the Buyer and the
Parent; Compliance with Covenants and Obligations. The representations and warranties of the Buyer and the Parent in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Stockholders' Representative. The Buyer and the Parent shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. At the Closing, each of the Buyer and the Parent shall have delivered to the Stockholders' Representative a certificate signed by the President of the Buyer as to the Buyer's compliance with this Section 9.1 and by the President of the Parent as to the Parent's compliance with this Section 9.1.

9.2.	Company Proceedings.  All corporate, Board of Directors, shareholder and other proceedings required to be taken to authorize the Buyer, the Parent or either of the Companies to carry out this Agreement and the transactions contemplated hereby shall have been taken.

9.3.	Governmental Approvals.  All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer, the Parent or either of the Companies of the transactions contemplated by this Agreement and the operation of the business of the Companies by the Buyer and the Parent shall have consented to, authorized, permitted or approved such transactions.

9.4.	Consents of Third Parties.  The Buyer and the Parent shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer and the Parent to consummate the transactions contemplated by this Agreement, and copies of such consents and approvals shall have been delivered to the Stockholders' Representative.

9.5.	Adverse Proceedings.  No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Stockholders to transfer the Shares.

9.6.	Opinion of Counsel.  The Stockholders shall have received an opinion of
Epstein Becker & Green, P.C., counsel to the Buyer, dated as of the Closing Date, as to such other matters as may be reasonably requested by the Companies, the Stockholders or their counsel.

9.7.	Line of Credit and Guaranties.  On or prior to the Closing Date, the operating line of credit maintained by Hart & Son with the Royal Bank of Canada shall have been terminated, the personal guaranties of the Stockholders related thereto shall have been terminated and the security interest in the real estate owned by Legacy related to such line of credit shall have been released.

9.8.	Closing Deliveries.  The Stockholders' Representative (on behalf of the
Stockholders) shall have received at or prior to the Closing all documents set forth in this Section 9 and such other documents, instruments or certificates as the Stockholders may reasonably request including, without limitation:

			(a)	such certificates of the Buyer's and the Parent's
officers and such other documents evidencing satisfaction of the conditions specified in this Section 9 as the Stockholders shall reasonably request;

			(b)	a certificate of the Secretary of State of the State of
Delaware as to the legal existence and good standing of the Buyer;

			(c)	a certificate of the Secretary of State of the State of
Delaware as to the legal existence and good standing of the Parent;

			(d)	a certificate signed by an authorized representative of
the Buyer attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the authenticity and continuing validity of the Certificate of Incorporation delivered pursuant to Subsection
4.1;

			(e)	a certificate signed by an authorized representative of
the Parent attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the authenticity and continuing validity of the Certificate of Incorporation delivered pursuant to Subsection
4.1;

			(f)	the Cash Payment;

			(c)	fully executed Notes;

			(f)	fully executed Employment Agreements;

			(g)	a fully executed New Lease;

			(h)	a fully executed Assumption of Liabilities;

			(i)	a stock certificate representing the Parent Shares;

			(j)	a fully executed Assignment of Trademarks; and

			(k)	such other documents, instruments or certificates as the
Companies may reasonably request.

10.	Indemnification


10.1.	By the Stockholders.  The Stockholders and the Companies, jointly and severally if the Closing does not occur, and the Stockholders, jointly and severally if the Closing does occur, hereby indemnify and hold harmless the Buyer and the Parent from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") in connection with:

			(a) any breach of any representation or warranty, or non-fulfillment or non-performance on the part of the Companies or the Stockholders of any covenant or agreement, contained in this Agreement, the Schedules hereto or any other related agreements or transactions contemplated herein or therein, or any certificates delivered by the Companies or the Stockholders in connection with this transaction;

			(b)  any claims, liabilities or obligations arising out of,
in connection with or related to the Excluded Liabilities;

			(c) any violation by either of the Companies of, or any failure by either of the Companies to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Companies which has not been previously disclosed to the Buyer or the Parent in writing pursuant to this Agreement; or

			(d) any claims pertaining to Taxes owed for any period of time prior to the Closing Date.

10.2.	By the Buyer and the Parent.  The Buyer and the Parent, jointly and severally, hereby indemnifies and holds harmless the Companies, if the Closing does not occur, or the Stockholders, if the Closing does occur, from and against all Losses in connection with any breach of any representation or warranty, or non-fulfillment or non-performance on the part of the Buyer or the Parent of any covenant or agreement, contained in this Agreement, the Schedules hereto or any other related agreements or transactions contemplated herein or therein, or any certificates delivered by the Buyer or the Parent in connection with this transaction.

10.3.	Claims for Indemnification.  Whenever any claim shall arise for indemnification under this Section 10, the Buyer or the Parent, on the one hand, or the Stockholders, on the other hand (the party seeking such indemnification, the "Indemnified Party"), shall promptly notify the other party or parties hereto (the party or parties from whom indemnification is sought, the "Indemnifying Party"), and such Indemnifying Party's counsel pursuant to Section 15 herein, in writing (the "Indemnification Notice") of the claim, which writing shall include the facts constituting the basis for such claim, the specific section of this Agreement upon which the claim is based and an estimate, if possible, of the amount of damages suffered by the Indemnified Party. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party (a "Third Party Claim"), the Indemnification Notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom and shall attach all correspondence and demands from such third party. In the event that any claim for indemnification involves a matter other than a Third Party Claim, the Indemnifying Party shall have thirty (30) days from receipt of the Indemnification Notice to object to such claim by delivery of a written notice of such objection to the Indemnified Party specifying in reasonable detail the basis for such objection. Failure to timely object shall constitute a final and binding acceptance of the claim for indemnification by the Indemnifying Party and the claim shall be paid in accordance with Section 10.5 hereof. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit within ten (10) days after notification thereof, as provided in Section 15 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party, so long as such settlement includes a full release of the Indemnifying Party from such Third Party Claim. All notices or other communications required to be given by or delivered to the Stockholders pursuant to this
Section 10 shall be deemed duly given or delivered if given to or delivered by the Stockholders' Representative, who has the power and authority to bind all of the Stockholders hereunder.

10.4.	Defense by the Indemnifying Party.  (a)  In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at the sole cost and expense of the Indemnifying Party, may, upon written notice given to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel to conduct the defense of such claims or legal proceedings and, at the sole cost and expense of the Indemnifying Party, shall take all steps it deems necessary or appropriate in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), unless such settlement or judgement includes a full release of the Indemnified Party from such Third Party Claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within ten (10) days after the date it receives written notice of such claim from the Indemnified Party: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem necessary or appropriate, including, but not limited to, settling such claim or litigation (subject to the second to last sentence of Section 10.3), on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such Third Party Claim in a reasonably prudent manner.

		(b)	The Indemnifying Party and the Indemnified Party shall
cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witnesses in any proceeding relating to a Third Party Claim.

10.5.	Payment of Indemnification Obligation.  Upon a final determination of an indemnification claim made by the Indemnified Party, whereby such final determination is by reason of (i) a failure of the Indemnifying Party to timely object to an Indemnification Notice or (ii) the mutual agreement of the Indemnifying Party and the Indemnified Party, or (iii) a final arbitration award pursuant to Section 13 hereof, then the amount of the Losses stated in such claim or otherwise agreed to or awarded, as the case may be, shall be paid as follows: If the Indemnified Party is the Parent or the Buyer and the Closing has occurred, first, by a dollar-for-dollar decrease in the principal amount owed under the Hart Notes, second, by a dollar-for-dollar decrease in the principal amount owed under the Mellof Notes and third at the Parent's option either by payment from the Stockholders through a wire transfer of immediately available funds, or by surrender of that number of Parent Shares equal to the amount owed to the Buyer or the Parent, or by a combination of the two methods. If the Indemnified Party is any of the Stockholders or if the Indemnified Party is the Parent or the Buyer and the Closing has not occurred, by payment from the Indemnifying Party through a wire transfer of immediately available funds. If the Buyer or the Parent elect to be paid by surrender of Parent Shares, the Stockholders shall surrender that number of Parent Shares equal to the amount of the Losses to be paid when such Parent Shares are valued at the average of the bid price for such Parent Shares for the ten trading days immediately preceding the date on which such Final Determination was made. All indemnification payments to an Indemnified Party hereunder if the Closing does not occur shall be effected by payment of cash or delivery of a cashier's check or by wire transfer of immediately available funds to the Indemnified Party in the amount of the indemnification liability.

10.6.	Survival of Representations; Claims for Indemnification.  Unless otherwise provided herein, all representations and warranties contained in this Agreement shall survive until the second anniversary of the Closing Date, except for (i) claims, if any, asserted in writing prior to such date and identified as a claim for indemnification pursuant to this Section 10, which shall survive until finally resolved and satisfied in full, (ii) claims based upon fraud, intentional misrepresentation or a breach of Section 2, which shall survive indefinitely, or (iii) claims based upon a breach of Sections 3.15, 3.20 or
3.26 which shall survive until the expiration of the applicable statute of limitations.

10.7.	Limitation on Indemnification Obligations.  The Indemnified Party shall not be entitled to recover from the Indemnifying Party under this Section 10 any amounts unless and until the aggregate amount of all Losses by the Indemnified Party under this Section 10 exceeds Cdn$20,000 (the "Threshold"). The parties hereto agree that once the aggregate amount of all Losses by any Indemnified Party exceeds the Threshold, such Indemnified Party shall be entitled to indemnity for the amount of all claims made by the Indemnified Party.

11.	Post-Closing Agreements


		Each of the parties hereto agrees that from and after the Closing
Date:

11.1.	Proprietary Information.  The Stockholders shall hold in confidence all knowledge and information of a secret or confidential nature with respect to the terms of this Agreement or the business of the Companies and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Stockholders. The Stockholders each agree that the remedy at law for any breach of this Section 11.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 11.1.

11.2.	Limitation on Use of Name.  From and after the Closing Date, none of the
Stockholders nor any affiliate thereof shall use the names "Legacy", "Legacy Doors and Windows", "Hart & Son", "True-Craft" or any derivation thereof in connection with any business related to, competitive with, or an outgrowth of, the business of the Companies, as such businesses are conducted on the date hereof, or in any new venture to which any of the Stockholders, or any affiliate thereof, is a party.

11.3.	Non-Competition Agreement.

		(a) For a period equal to the later of five (5) years after the Closing Date or five (5) years after the termination of such Stockholder's employment relationship with the Companies (after the Closing Date), none of the Stockholders, nor any affiliated person or entity, shall, in the United States and Canada, (i) manufacture, market, sell or otherwise distribute any product or service in the log home, manufactured housing and related wood products (including, without limitation, windows and doors) industries or (ii) engage in any business competitive with the business of the Companies as of the Closing Date.

		(b)  The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 11.3 are reasonable.

In the event that any court determines that the duration or geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every province and political subdivision of Canada. The Stockholders also agree that damages are an inadequate remedy for any breach of this provision and that the Buyer and the Parent shall, whether or not either of them is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

		(c)  Notwithstanding anything herein to the contrary, if Gordon Hart shall purchase one (1) log cabin from the Buyer pursuant to the terms of the
Product Agreement (as defined in Section 8.15 herein) in any calendar year, he shall be entitled to resell such log cabin during the same twelve (12) month period in which it was purchased from the Buyer without being in breach of the provisions of this Section 11.3.

11.4.	Cooperation of the Stockholders.  Each of the Stockholders will cooperate with the Buyer and the Parent in furnishing information or other assistance reasonably requested in connection with any actions, proceedings, arrangements or disputes involving the business of the Companies and based upon contracts, arrangements, property rights, acts or omissions of the Companies which were in effect or carried on prior to the Closing Date.

12.	Termination of Agreement; Option to Proceed; Damages


12.1.	Termination by Lapse of Time.  This Agreement shall terminate at 5:00
p.m., Boston Time, on June 30, 2003 (the "Termination Date"), if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of the Parent and the Stockholders' Representative. Notwithstanding the foregoing, the Parent and the Buyer may, without the consent of any other party hereto, extend the Termination Date to August 31, 2003 in the event that the Parent and/or the Buyer have not obtained (i) all approvals or consents to the transactions contemplated herein from, or completed review by, the Securities and Exchange Commission or (ii) the approval of the stockholders of the Parent to the transactions contemplated herein by June 30, 2003.

12.2.	Termination by Agreement of the Parties.  This Agreement may be terminated by the mutual written agreement of the Parent and the Stockholders' Representative. In the event of such termination by agreement, the Buyer and the Parent shall have no further obligation or liability to either of the Companies or any of the Stockholders under this Agreement, and the Companies and the Stockholders shall have no further obligation or liability to the Buyer or the Parent under this Agreement.

12.3.	Termination by Reason of Breach.  This Agreement may be terminated by either of the Companies or the Stockholders' Representative (on behalf of the Stockholders) if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Buyer or the Parent or the failure by the Buyer or the Parent to perform any condition or obligation hereunder, and may be terminated by the Buyer or the Parent if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Companies or the Stockholders or the failure of the Companies or the Stockholders to perform any condition or obligation hereunder.

12.4.	Available Remedies; Liquidated Damages.  In accordance with Section 1.3(a)
of this Agreement, the Parent and/or the Buyer has paid, as a good faith deposit, Canadian One Hundred Thousand Dollars (Cdn$100,000) to the Escrow Agent (the "Deposit"). The Deposit is to be fully credited towards the Cash Payment at the Closing. Additionally, the Parent has made or will make Advances (as defined in Section 1.3(d)) to the Sellers. In the event the Closing does not occur as a result of a breach of this Agreement by the Parent or the Buyer or the failure of the Parent to obtain the approval of its stockholders to the transactions contemplated herein by the Termination Date (as so extended), the Sellers shall be entitled to an amount equal to the Deposit as liquidated damages, but shall be obligated to return the Advances to the Parent as set forth in Section 1.3(d), and the Sellers and the Companies shall not have available to them any other remedies afforded to them by applicable law or in equity, including, without limitation, claims for losses or damages pursuant to Section 10 and claims for specific performance and other equitable remedies.
In the event that the Closing does not occur for any other reason, including, without limitation, the termination of this Agreement by the Parent or the Buyer as a result of a material adverse change in the business or operations of the Companies (or any of them), a failure to satisfy all of the closing conditions set forth in Section 8, a failure to enter into satisfactory Employment
Agreements pursuant to Section 8.13 or a failure to obtain any required approvals or consents from the Securities and Exchange Commission, the Sellers shall pay to the Parent all Advances previously paid to the Sellers pursuant to
Section 1.3(d) and shall direct the Escrow Agent to return the Deposit to the Parent and each of the parties shall have available to them all remedies afforded to them by applicable law or in equity, including, without limitation, claims for losses or damages pursuant to Section 10 and claims for specific performance and other equitable remedies.

12.5.	Escrow Agent.  Epstein Becker & Green, P.C. shall serve as escrow agent to hold the Deposit in a non-interest bearing account (the "Escrow Agent"). Upon written notice signed by the Parent and the Stockholders' Representative, the Escrow Agent shall pay the Deposit as directed in such notice; provided, however, that the Parent and the Sellers hereby agree that written notification from the Parent only shall be required to release the Deposit to the Stockholders' Representative on behalf of the Sellers in connection with the Closing pursuant to Section 1.3(a). The Escrow Agent shall have no duties or responsibilities except for those set forth herein which the parties agree are ministerial in nature. Except for willful misconduct or gross negligence: (a) the Escrow Agent shall have no liability of any kind whatsoever for the performance of any duties imposed upon such Escrow Agent under this Agreement or for any action or failure to act by such Escrow Agent hereunder; (b) the Escrow Agent shall not be responsible for the acts or omissions of any other parties hereto; (c) the Escrow Agent shall not be liable to anyone for damages, losses or expenses arising out of this Escrow Agreement; and (d) the Escrow Agent may rely and/or act upon any instrument or document believed by the Escrow Agent in good faith to be genuine and to be executed and delivered by the proper person or party, and may assume in good faith the authenticity, validity and effectiveness thereof and shall not be obligated to make any investigation or determination as to the truth and accuracy of any information contained therein. In the event of any dispute among the parties, the Parent and the Buyer, on the one hand, and Stockholders' Representative on behalf of the Sellers, on the other hand, shall pay equally the attorneys' fees and other costs incurred by the Escrow Agent in respect thereof. It is understood and agreed by the parties that Epstein Becker & Green, P.C. may continue to represent the Parent and/or the Buyer in any and all matters, which representation may include matters pertaining to this Agreement and the agreements contemplated herein (including any litigation or arbitration stemming therefrom). The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing.

13.	Dispute Resolution


13.1.	General.  In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement or any agreement, document, certificate or instrument relating thereto, including, without limitation, the occurrence of a pre-Closing Breach, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this
Section 13.

13.2.	Consent of the Parties.  In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within thirty (30) calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with this Section 13.

13.3.	Arbitration.

			(a)	Either the Buyer or the Parent (or the Companies, if
after the Closing), on the one hand, or the Stockholders' Representative on behalf of the Stockholders (or the Companies, if prior to the Closing), on the other hand, shall submit any matter referred to in Section 13.2 hereof to arbitration by notifying the other parties hereto, in writing, of such dispute.
Within ten (10) days after receipt of such notice, the Buyer or the Parent, as applicable, and the Stockholders' Representative shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association's New York City office.  The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

			(b)	Within fifteen (15) days after the designation of the
arbitrator, the arbitrator, the Buyer or the Parent, as applicable, and the
Stockholders' Representative shall meet, at which time the Buyer or the Parent, as applicable, and the Stockholders' Representative shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

			(c)	The arbitrator shall set a date for a hearing, which
shall be no later than thirty (30) days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the parties.  Each such party shall have the right to be represented by counsel.  The arbitration shall be governed by the rules of the
American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

			(d)	The arbitrator shall use his best efforts to rule on
each disputed issue within thirty (30) days after the completion of the hearings described in paragraph (c) above.  The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto.  All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

			(e)	Any arbitration pursuant to this Section 13 shall be
conducted in either Vancouver, British Columbia or New York City, New York.  Any
arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and submit themselves to the exclusive jurisdiction and venue of the federal, state and provincial courts located in the State of New York or the Province of British Columbia for
purposes of the enforcement of any arbitration award.

			(f)	Notwithstanding the foregoing, any party may seek
equitable relief in the nature of a preliminary injunction or temporary restraining order only by filing for such relief with any court located in the State of New York or the Province of British Columbia; provided, however, that upon the resolution of such claim for equitable relief the parties acknowledge and agree that the underlying dispute shall be resolved pursuant to the arbitration provisions of this Section 13.

14.	Brokers


14.1.	For the Companies and the Stockholders.  The Companies and the
Stockholders, jointly and severally, agree to indemnify and hold harmless the Buyer and the Parent against any claims or liabilities asserted against it or them by any person acting or claiming to act as a broker or finder on behalf of the Companies or the Stockholders.

14.2.	For the Buyer and the Parent.  The Buyer and the Parent, jointly and severally, agree to indemnify and hold harmless the Companies and the Stockholders against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer or the Parent.

15.	Notices


		Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally, by telecopy, or sent by federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

	To the Buyer
	or the Parent:		Lincoln Logs, Ltd.
					5 Riverside Drive
					P.O. Box 135
					Chestertown, NY  12817
					Attention:  John D. Shepherd
					Fax: (518) 494-7495

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

	With a copy to:		Gabor Garai, Esq.
					Epstein Becker & Green, P.C.
					111 Huntington Avenue
					Boston, MA  02199
					Fax: (617) 342-4001

	To either of
	the Companies
	(if prior to the Closing)
	or any Stockholder:	Gordon Hart
					27655 128th Avenue
					Maple Ridge, BC
					Canada  V2W 1N5
					Fax:  (604) 462-7805

					Joe Mellof
					11192 286th Street
					Maple Ridge, BC
					Canada  V2W 1L7

		With a copy
		in each instance to:



Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date actually delivered, if delivered personally, by overnight courier or by telecopy or (b) three business days after being sent, if sent by registered or certified mail.

16.	Successors and Assigns


		This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the
Buyer and the Parent, on the one hand, and the Companies and the Stockholders, on the other hand, may not assign their respective obligations hereunder without
the prior written consent of the other party.   Any assignment in contravention
of this provision shall be void.  No assignment shall release the Buyer, the
Parent, the Companies or the Stockholders from any obligation or liability under this Agreement.

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

17.	Entire Agreement; Amendments; Attachments


		The exhibits and schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement. This Agreement, all schedules and exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties hereto may amend or modify this Agreement by a written instrument executed by the Buyer, the Parent, each of the Companies and the Stockholders' Representative (on behalf of the Stockholders).

18.	Severability


		Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

19.	Expenses


		Except as otherwise expressly provided herein, the Buyer and the Parent will pay all fees and expenses incurred by them in connection with the transactions contemplated hereunder and the Stockholders will pay all fees and expenses incurred by each of them and each of the Companies in connection with the transactions contemplated hereunder.

20.	Legal Fees


		In the event that legal or arbitration proceedings are commenced by the Buyer, the Parent or the Companies (after the Closing) against any of the
Stockholders, or by any of the Stockholders against the Buyer, the Parent or the
Companies (after the Closing), in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

21.	Governing Law


		This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

22.	Section Headings


		The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

23.	Counterparts

		This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

	IN WITNESS WHEREOF, this Stock Purchase Agreement has been duly executed by the parties hereto as of and on the date first above written.

					LINCOLN LOGS, LTD.


					By:	_____________________________
						John D. Shepherd, President

					666764 B.C. LTD.:


					By:	_____________________________
						John D. Shepherd, President

					TRUE-CRAFT LOG STRUCTURES, LTD.


					By:
					Name:
					Title:

					HART & SON INDUSTRIES, LTD.


					By:
					Name:
					Title:


					_____________________________
					Robert Gordon Hart


					_____________________________
					Judith Anne Hart


					_____________________________
					Matthew Joseph Mellof


					_____________________________
					Shelley L. Mellof

SCHEDULE I



Name				Company		Type of Stock		No. of Shares

Robert Gordon Hart	True-Craft		Common			3,750
				Hart & Son		Common			40

Judith Anne Hart		True-Craft		Common			3,750
				Hart & Son		Common			11

Matthew Joseph Mellof	Hart & Son		Common			25

Shelley L. Mellof		Hart & Son		Common			25



felder\40402.0\stockpurch.agt

Exhibit 99.1

PRESS RELEASE